UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K / A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2016 (November 16, 2015)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY

PLANO, TEXAS 75024

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported under Item 2.01 of the Current Report on Form 8-K of Tyler Technologies, Inc. (‘‘Tyler’’), filed on November 16, 2015 (the ‘‘Original 8-K’’), Tyler completed its acquisition of all the outstanding shares of the New World Systems Corporation. (‘‘NWS’’) on November 16, 2015.  This Form 8-K/A amends and supplements the Form 8-K to provide the required financial statements and pro forma financial information that were not filed with the Form 8-K and that are permitted to be filed by this amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The following financial information related to NWS is attached as Exhibit 99.1 and 99.2 to this Form 8-K/A.

(i)

Audited financial statements of NWS as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014 including the notes to such financial statements and the independent auditors report thereon, are attached as Exhibit  99.1:

(ii)

Unaudited condensed financial statements of NWS as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014 including the notes to such financial statements thereon, are attached as Exhibit 99.2;

(b) Pro Forma Financial Information

The required unaudited pro forma condensed combined financial information for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015 are included in this Form 8-K/A.

(c) Exhibits

  2.1 Agreement and Plan of Merger, dated as of September 30, 2015, by and among Tyler Technologies, Inc., Brinston Acquisition, LLC, New World Systems Corporation, and Larry D. Leinweber, as the Principal Shareholder identified therein and the Shareholders’ Representative identified therein. (filed as Exhibit 2.1 to our Form 8-K, dated October 1, 2015, and incorporated by reference herein).

23.1 Consent of PricewaterhouseCoopers, LLP, Independent Auditors

99.1 Audited financial statements of NWS as of December 2014 and 2013 and for the three years ended December 31, 2014 and the notes related thereto.

99.2 Unaudited condensed financial statements of NWS as of and for the nine months ended September 30, 2015 and 2014 and the notes related thereto.

99.3  Non-GAAP Measures

TYLER TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(Unaudited)

					Pro Forma
	Tyler	New World Systems	Pro Forma		Combined
	Historical	Historical	Adjustments		Tyler
ASSETS
Current assets:
Cash and cash equivalents	$238,614	$65,618	$(252,271)	a, c, e	$51,961
Accounts receivable, net	129,228	28,570	—		157,798
Short-term investments	9,124	—	—		9,124
Prepaid expenses	18,044	3,249	—		21,293
Other current assets	6,821	—	—		6,821
Deferred income taxes	9,674	—	—		9,674
Total current assets	411,505	97,437	(252,271)		256,671

Accounts receivable, long-term portion	1,072	—	—		1,072
Property and equipment, net	68,092	21,386	4,820	j	94,298
Other assets:
Goodwill	125,932	—	516,057	a,b,g,h,i,j	641,989
Other intangibles, net	35,701	—	264,233	b	299,934
Cost method investment	15,000	—	—		15,000
Non-current investments and other assets	21,080	—	2,174	a	23,254
	$678,382	$118,823	$535,013		$1,332,218

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,385	4,654	—		9,039
Accrued liabilities	37,199	16,870	(3,639)	a,f,e	50,430
Current-portion of long-term debt	—	318	(318)	c	—
Deferred revenue	200,890	52,645	(17,322)	h	236,213
Total current liabilities	242,474	74,487	(21,279)		295,682

Long-term liabilities:
Revolving credit line	—	—	145,000	a	145,000
Other long-term liabilities	—	759	(759)	c	—
Deferred revenues	—	5,020	(1,523)	h	3,497

Deferred income taxes	4,813	—	95,218	i	100,031

Commitments and contingencies

Shareholders' equity:	431,095	38,557	318,356	l	788,008
	$678,382	$118,823	$535,013		$1,332,218

See accompanying notes.

TYLER TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(Unaudited)

					Pro Forma
	Historical	New World Systems	Pro Forma		Combined
	Tyler	Historical	Adjustments		Tyler
Revenues:
Software licenses and royalties	$44,576	$14,306	$—		$58,882
Subscriptions	81,273	3,603	—		84,876
Software services	101,765	20,879	—		122,644
Maintenance	177,829	48,123	(579)	h	225,373
Appraisal services	19,337	—	—		19,337
Hardware and other	7,326	1,582	—		8,908
Total revenues	432,106	88,493	(579)		520,020

Cost of revenues:
Software licenses	1,183	553	—		1,736
Acquired software	1,464	—	14,757	b	16,221
Software services, maintenance and subscriptions	207,819	15,855	104	j	223,778
Appraisal services	12,397	—	—		12,397
Hardware and other	5,278	1,256	—		6,534
Total cost of revenues	228,141	17,664	14,861		260,666

Gross profit	203,965	70,829	(15,440)		259,354

Selling, general and administrative expenses	90,810	32,796	(254)	b,f	123,352
Research and development expense	21,307	19,337	—		40,644
Amortization of customer and trade name intangibles	3,585	—	6,316	b	9,901
Operating income	88,263	18,696	(21,502)		85,457

Other income (expense), net	621	(19)	(3,011)	d	(2,409)
Income before income taxes	88,884	18,677	(24,513)		83,048
Income tax provision	32,633	135	(2,289)	k	30,479
Net income	$56,251	$18,542	$(22,224)		$52,569

Earnings per common share:
Basic	$1.66				$1.46
Diluted	$1.56				$1.37

Basic weighted average common shares outstanding	33,787		2,136	g	35,923
Diluted weighted average common shares outstanding	36,163		2,136	g	38,299

Comprehensive income	$56,251	$18,542	$(22,224)		$52,569

See accompanying notes.

TYLER TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Unaudited)

					Pro Forma
	Historical	New World Systems	Pro Forma		Combined
	Tyler	Historical	Adjustments		Tyler
Revenues:
Software licenses and royalties	$49,065	$22,159	$—		$71,224
Subscriptions	87,848	3,854	—		91,702
Software services	113,821	28,143	(6,452)	h	135,512
Maintenance	212,696	60,313	(12,960)	h	260,049
Appraisal services	21,802	—	—		21,802
Hardware and other	7,869	1,913	—		9,782
Total revenues	493,101	116,382	(19,412)		590,071

Cost of revenues:
Software licenses and royalties	1,900	826	—		2,726
Acquired software	1,858	—	19,676	b	21,534
Software services, maintenance and subscriptions	236,363	22,823	138	j	259,324
Appraisal services	14,284	—	—		14,284
Hardware and other	5,325	1,552	—		6,877
Total cost of revenues	259,730	25,201	19,814		304,745

Gross profit	233,371	91,181	(39,226)		285,326

Selling, general and administrative expenses	108,260	42,776	165	b	151,201
Research and development expense	25,743	19,779	—		45,522
Amortization of customer and trade name intangibles	4,546	—	8,421	b	12,967
Operating income	94,822	28,626	(47,812)		75,636

Other expense, net	355	50	4,019	d	4,424
Income before income taxes	94,467	28,576	(51,831)		71,212
Income tax provision	35,527	180	(8,931)	k	26,776
Net income	$58,940	$28,396	$(42,900)		$44,436

Earnings per common share:
Basic	$1.79				$1.26
Diluted	$1.66				$1.18

Basic weighted average common shares outstanding	33,011		2,136	g	35,147
Diluted weighted average common shares outstanding	35,401		2,136	g	37,537

Comprehensive income	$58,940	$28,396	$(42,900)		$44,436

See accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016		TYLER TECHNOLOGIES, INC.

	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer
principal financial officer)

Tyler Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Tables in thousands)

(1)  Basis of Pro Forma Presentation

On November 16, 2015, Tyler Technologies, Inc. (“Tyler”) acquired New World Systems Corporation (“NWS”).  The acquisition has been accounted for using the purchase method of accounting, which requires the total purchase price to be allocated to the assets acquired based on their estimated fair values.  The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.   The actual purchase price allocation will be subject to the completion of a valuation of the assets and the liabilities as of the date the acquisition.  Therefore, such allocation and the resulting effect on our consolidated financial statements may differ from the pro forma accounts included herein, and such differences may be material.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred as of September 30, 2015.  The unaudited pro forma condensed combined income statements are presented as if the acquisition had occurred on January 1, 2014.

The historical condensed consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Tyler and NWS after giving effect to the merger, as well as the assumptions and adjustments described in the accompany notes to the unaudited pro forma condensed combined financial statements.  The unaudited pro forma condensed consolidated balance sheet and the condensed consolidated statements of operations are provided for informational purposes only and are not indicative of Tyler’s financial position or results of operations had the transaction been consummated on January 1, 2014 or the financial position or results of operations for any future date or period.  This information should be read in conjunction with Tyler’s historical financial statements and related notes included in the Tyler’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and the audited financial statements of NWS as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014 and the unaudited condensed financial statements of NWS as of September 30, 2015 and for the nine months ended September 30, 2015, filed as exhibits 99.1 and 99.2, respectively.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of NWS as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

(2)	Financing transactions

Total merger consideration consisted of (1) $360.0 million in cash, subject to post-closing working capital adjustments, and (2) 2,136,207 shares of Tyler Common Stock valued at $362.8 million.  Tyler financed the cash portion of the merger with approximately $215.0 million from cash on hand and borrowings of $145.0 million under a $300.0 million revolving credit facility.

(3)	Purchase Price Allocation

Tyler has performed a preliminary valuation analysis of the fair value of NWS’s assets and liabilities.  The fair value of identifiable assets was determined primarily using the “income approach,” which requires a forecast of all the expected future cash flows. The following table summarizes the allocation of the preliminary purchase price as of the merger date.

Cash	$26,521
Accounts receivable	28,570
Prepaid and other	3,249
Property, plant and equipment	26,207
Identifiable intangible assets	264,233
Goodwill	516,057
Accounts payable	(4,654)
Accrued expenses	(3,331)
Deferred revenue	(38,820)
Deferred tax liabilities, net	(95,218)
Total consideration	$722,814

The goodwill to be recognized is primarily attributable to the assembled workforce, a reduction in costs and other synergies, an increase in product development capabilities, and enhanced opportunities for growth and innovation.  The goodwill resulting from the acquisition is not expected to be deductible for tax purposes.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement.  The final purchase price allocation will be determined when Tyler has completed the detailed valuations and necessary calculations.  The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.  The final allocation may include (1) changes in fair values of property and equipment; (2) changes in allocations to intangible assets such as software, customer relationships, trademark, as well as goodwill; and (3) other changes to assets and liabilities, including deferred revenues for maintenance and professional services.

(4)	Pro Forma Adjustments
a)

Adjustment represents cash paid of $360.0 million (including accrued working capital holdbacks of $4.0 million) that would have been paid had closing occurred on September 30, 2015.  Cash paid was comprised of $213.2 million cash on hand and borrowings of $145.0 million under a $300.0 million revolving credit line facility.   Cash paid also includes $2.2 million for debt issuance costs related to the credit facility.

b)

The assets acquired and liabilities assumed of NWS have been adjusted to their estimated fair values as of the acquisition date, as reflected in the preliminary purchase price allocation in Note 2.  The following table summarizes the estimated fair values of NWS identifiable intangible assets and their estimated useful lives:

			Amortization Expense
	Estimated	Estimated	Year ended	Nine months ended
	fair value	useful life	December 31, 2014	September 30, 2015
Software	$137,730	7	$19,676	$14,757
Customer relationships	115,810	15	$7,721	$5,791
Trademark	7,000	10	$700	$525
Less: NWS ' historical amortization expense			—	—
Pro Forma adjustment			$28,096	$21,072

			Selling, General and Administrative Expense
	Estimated	Estimated	Year ended	Nine months ended
	fair value	useful life	December 31, 2014	September 30, 2015
Real Estate Intangibles	3,693	*	165	125

* Useful life is the remaining life of six sub-rental arrangements

These preliminary estimates of fair value and estimated useful lives may differ from final amounts after a detailed valuation analysis is completed and the differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.  A 10% change in the calculation of the intangible assets would cause a corresponding increase or decrease in the balance of identifiable intangible assets and annual amortization expense of approximately $2.2 million, assuming an overall weighted-average useful life of 12 years.

c)	Represents the effects of extinguishing NWS’s outstanding debt of $1.1 million prior to the consummation of the acquisition.
d)

Represents the net increase to interest resulting from interest and related financing costs on new debt to finance the acquisition of NWS and extinguishment of  NWS’ existing debt and the amortization of related debt issuance costs as follows :

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Elimination of interest expense - NWS debt	$(63)	$(50)
Interest expense on new 2.2% debt	3,227	2,420
Amortization of new debt issuance costs	855	641
Pro forma adjustments to interest expense	$4,019	$3,011

A change in the interest rate of 1/8th % would cause interest expense related to the acquisition of NWS to increase or decrease by approximately $200,000.

e)

Adjustment represents cash payments of approximately $38.0 million (approximately $13.5 million was accrued as of September 30, 2015), by NWS subsequent to September 30, 2015 for annual distributions to shareholders, final contributions to the profit sharing plan and 2015 annual bonuses, which were as a result of the acquisition and were payable upon the closing of the business combination.

f)

Represents fees for legal, accounting, financial advisory, due diligence, tax, valuation and other various services necessary to complete the acquisition that are non-recurring in nature.  These fees totaled $6.3 million of which $379,000 was included in the Tyler and NWS historical financials statements for the nine months ended September 30, 2015 and $5.9 million was incurred and paid subsequent to September 30, 2015.

g)	Represents the issuance of 2,136,207 shares of unregistered common stock of Tyler at $169.84 per share, which was the closing price on November 16, 2015.
h)

Represents the estimated adjustment to decrease the assumed deferred revenue obligations to fair value.  The calculation of fair value is preliminary and subject to change.  The fair value was determined based on the estimated costs to fulfill the remaining maintenance and professional services obligations plus a normal profit margin.  After the acquisition, this adjustment will have a continuing impact and for the year ended December 31, 2014, would reduce revenue related to the assumed performance obligations by $6.5 million as the professional services are provided during 2014.  The pro forma adjustments to reduce maintenance revenue for the nine months ended September 30, 2015 and year ended December 31, 2014, by $579,000 and $13.0 million, respectively,  reflect the difference between prepayments related to maintenance arrangements and the fair value of the assumed performance obligations as they are satisfied, assuming the transaction was consummated on January 1, 2014.

i)	Reflects the adjustment to increase net deferred tax liabilities resulting from the fair-value adjustments to acquired intangible assets, property and equipment and deferred revenue.
j)	Adjust depreciation expense as a result of a $4.8 million adjustment to record land and buildings at fair value for the following periods:

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Estimated depreciation and amortization expense	$988	$1,388
Historical depreciation and amortization expense	850	1,284
Pro forma adjustments to depreciation and amortization expense	$138	$104
k)

Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 37.6% and 36.7% for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively.  The pro forma provision for income taxes does not necessarily reflect the amounts that would have resulted had Tyler and NWS filed consolidated returns for the periods presented.

l)	Represents the elimination of the historical equity of NWS, including accrued transaction expenses subsequent to September 30, 2015 and the issuance of common shares to finance the acquisition.